SUBJECT TO FRE 408

CONFIDENTIAL

~~Milbank~~Latham Draft: ~~5/1/16~~5/3/16

preliminary & non-binding proposal

Exhibit 99.2

Chaparral Energy, Inc.
Restructuring Term Sheet

May [ ● ], 2016

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCE OR REJECTION OF A CHAPTER 11 PLAN OF REORGANIZATION PURSUANT TO THE BANKRUPTCY CODE.  ANY SUCH OFFER OR SOLICITATION WILL BE MADE ONLY IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND PROVISIONS OF THE BANKRUPTCY CODE.  THIS TERM SHEET IS BEING PROVIDED IN FURTHERANCE OF SETTLEMENT DISCUSSIONS AND IS ENTITLED TO PROTECTION PURSUANT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY SIMILAR FEDERAL OR STATE RULE OF EVIDENCE.  THE TRANSACTIONS DESCRIBED IN THIS TERM SHEET ARE SUBJECT IN ALL RESPECTS TO, AMONG OTHER THINGS, EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTATION AND SATISFACTION OR WAIVER OF THE CONDITIONS PRECEDENT SET FORTH THEREIN.

NOTHING IN THIS TERM SHEET SHALL CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, A STIPULATION OR A WAIVER, AND EACH STATEMENT CONTAINED HEREIN IS MADE WITHOUT PREJUDICE, WITH A FULL RESERVATION OF ALL RIGHTS, REMEDIES, CLAIMS AND DEFENSES OF THE LENDERS, DEBTORS, AND ANY CREDITOR PARTY.  THIS TERM SHEET DOES NOT INCLUDE A DESCRIPTION OF ALL OF THE TERMS, CONDITIONS, AND OTHER PROVISIONS THAT ARE TO BE CONTAINED IN THE DEFINITIVE DOCUMENTS, WHICH REMAIN SUBJECT TO DISCUSSION, NEGOTIATION AND EXECUTION.  EXCEPT AS PROVIDED IN THE SUPPORT AGREEMENT, THIS TERM SHEET, AND THE TERMS CONTAINED HEREIN, ARE CONFIDENTIAL.

Summary Of Principal Terms
Of Proposed Restructuring Transaction

This term sheet (the “Term Sheet”) sets forth certain key terms of a proposed restructuring transaction (the “Transaction”) with respect to the existing debt and other obligations of Chaparral Energy, Inc. (“Parent”) and each direct and indirect subsidiary of Parent (each, a “Chaparral Party”, and collectively, the “Chaparral Parties” or the “Company”).  This Term Sheet is the “Term Sheet” referenced as Exhibit A in that certain Restructuring Support Agreement, dated as of May [ ● ], 2016 (as the same may be amended, modified or supplemented, the “Support Agreement”), by and among the Company and the Consenting Noteholders party thereto.  Capitalized terms used but not otherwise defined in this Term Sheet have the meanings given to such terms in the Support Agreement.  This Term Sheet supersedes any proposed summary of terms or conditions regarding the subject matter hereof and dated prior to the date hereof.  Subject to the Support Agreement, the Transaction will be implemented by the Plan.

Reference is made to the following documents and obligations:

(i)

that certain Eighth Restated Credit Agreement, dated as of April 12, 2010 (as the same may be amended, modified or supplemented, the “Revolving Loan Agreement”), among Parent, certain subsidiaries of Parent party thereto, the lenders party thereto from time to time (the “Revolving Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, together with any successor agent, the “Revolving Agent”), and the other agents and parties party thereto (and all claims and obligations arising under or in connection with the Revolving Loan Agreement, the “Revolving Loan Claims”);

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SUBJECT TO FRE 408

CONFIDENTIAL

~~Milbank~~Latham Draft: ~~5/1/16~~5/3/16

preliminary & non-binding proposal

(ii)

those certain 9.875% Senior Notes due 2020 of not less than $[295.6] million in principal amount outstanding as of the Petition Date (collectively, the “2020 Notes” and the holders thereof, the “2020 Noteholders”) issued by Parent, pursuant to that certain Indenture, dated as of September 16, 2010 (as the same may be amended, modified or supplemented, the “2010 Indenture”), among Parent, the guarantors named therein or party thereto and Wilmington Savings Fund Society, FSB (as successor to Wells Fargo Bank, National Association), as trustee (in such capacity, together with any successor trustee, the “2010 Indenture Trustee”, and all claims and obligations arising under or in connection with the 2020 Indenture, the “2010 Indenture Claims”);

(iii)

those certain 8.25% Secured Notes due 2021 of not less than $[400.0] million in principal amount outstanding as of the Petition Date (collectively, the “2021 Notes” and the holders thereof, the “2021 Noteholders”) issued by Parent, pursuant to that certain Indenture, dated February 22, 2011 (as the same may be amended, modified or supplemented, the “2011 Indenture”), among Parent, the guarantors named therein or party thereto and Wilmington Savings Fund Society, FSB (as successor to Wells Fargo Bank, National Association), as trustee (in such capacity, together with any successor trustee, the “2011 Indenture Trustee”, and all claims and obligations arising under or in connection with the 2011 Indenture, the “2011 Indenture Claims”);

(iv)

those certain 7.625% Senior Notes due 2022 of not less than $[554.3] million in principal amount outstanding as of the Petition Date (collectively, the “2022 Notes” and the holders thereof, the “2022 Noteholders” and, together with the 2020 Noteholders and the 2021 Noteholders, the “Noteholders”; the 2022 Notes, together with the 2020 Notes and the 2021 Notes, the “Notes”) issued by Parent, pursuant to that certain Indenture, dated May 2, 2012 (as the same may be amended, modified or supplemented, the “2012 Indenture” and, together with the 2020 Indenture and the 2021 Indenture, the “Indentures”), among Parent, the guarantors named therein or party thereto and Wilmington Savings Fund Society, FSB (as successor to Wells Fargo Bank, National Association), as trustee (in such capacity, together with any successor trustee, the “2012 Indenture Trustee”, and together with the 2010 Indenture Trustee and the 2011 Indenture Trustee, the “Indenture Trustees”, and all claims and obligations arising under or in connection with the 2022 Indenture, the “2012 Indenture Claims” and, together with the 2010 Indenture Claims and the 2011 Indenture Claims, the “Indenture Claims”); and

(v)

Each “Swap Agreement” (as such term is defined in the Revolving Loan Agreement) (collectively, the “Swap Agreements”, and all claims and obligations arising under or in connection with the Swap Agreements against the Chaparral Parties, the “Swap Claims”).

Treatment of Claims and Interests

The below summarizes the treatment to be received on or as soon as practicable after the Plan Effective Date (as defined below) by holders of claims against, and interests in, the Company pursuant to the Plan.

Administrative, Priority, and Tax Claims	Allowed administrative, priority, and tax claims will be satisfied in full, in cash, or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

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SUBJECT TO FRE 408

CONFIDENTIAL

~~Milbank~~Latham Draft: ~~5/1/16~~5/3/16

preliminary & non-binding proposal

Revolving Loan Claims

Each holder of an allowed Revolving Loan Claim shall receive, on a pro rata basis, (a) if such class votes to accept the Plan, such treatment that will result in satisfaction in full of the allowed Revolving Loan Claim or (b) if such class votes to reject the Plan, secured take back term loans on such terms and conditions as necessary to satisfy the requirements of section 1129(b) of the Bankruptcy Code with respect to such class~~; or (b) such other treatment that will result in satisfaction in full of the allowed Revolving Loan Claim~~ , in each case as may be agreed to by the Required Consenting Noteholders and the Company.

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SUBJECT TO FRE 408

CONFIDENTIAL

~~Milbank~~Latham Draft: ~~5/1/16~~5/3/16

preliminary & non-binding proposal

~~[~~Other Secured Claims~~]~~

~~[~~Each holder of an allowed secured claim (other than a priority tax claim or Revolving Loan Claim) shall receive (a) cash equal to the full allowed amount of its claim, (b) reinstatement of such holder’s claim, (c) the return or abandonment of the collateral securing such claim to such holder, or (d) such other treatment as may otherwise be agreed to by such holder, the Required Consenting Noteholders and the Company; provided, that as a condition to the occurrence of the Plan Effective Date, the allowed amount of all such claims shall have been determined in an amount not exceeding $[_] in the aggregate, unless such requirement is waived with the prior written consent of the Required Consenting Noteholders.~~]~~

Swap Claims	Each holder of an allowed Swap Claim shall receive payment in full pursuant to treatment acceptable to the Required Consenting Noteholders and the Company.
Indenture Claims

Each holder of an allowed Indenture Claim shall receive its pro rata share of 100% of the ownership interests in reorganized Parent (the “New Equity Interests”), subject to dilution by the Warrants, the Management Incentive Plan, and the Value Creation Plan, as set forth herein.  The Indenture Claims shall be allowed in an aggregate amount of not less than $[_] million.

General Unsecured Claims	Treatment and classification to be determined on terms acceptable to the Company and the Required Consenting Noteholders.
Intercompany Claims	Intercompany claims shall be reinstated, compromised, or cancelled, at the option of the relevant holder of such claims with the consent of the Required Consenting Noteholders.
Equity Interests

Each holder of common stock of Parent shall receive its pro rata share of new warrants on terms and conditions consistent with the term sheet attached hereto as Exhibit 1 (the “Warrants”) and as otherwise acceptable to the Required Consenting Noteholders and the Company.

Other Terms of The Transaction

Corporate Governance

The terms and conditions of the new corporate governance documents of the reorganized Company (including the bylaws and certificates of incorporation or similar documents, among other governance documents) shall be acceptable to the Required Consenting Noteholders.

The New Equity Interests will be subject to a stockholders agreement (the “New Stockholders Agreement”) containing terms and conditions that are acceptable to the Required Consenting Noteholders.  The New Stockholders Agreement will govern the composition of the board or other governing body of the reorganized Parent (the “New Board”) and will include customary approval rights for major shareholders and customary minority protections, including, but not limited to, transfer restrictions for the New Equity Interests, tag-along rights, drag along rights, preemptive rights, information rights, and other customary protections for transactions of this type.

All holders of the New Equity Interests and their successors and assigns will be subject to the terms of the New Stockholders Agreement, regardless of whether such holder executes or delivers such New Stockholders Agreement.

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SUBJECT TO FRE 408

CONFIDENTIAL

~~Milbank~~Latham Draft: ~~5/1/16~~5/3/16

preliminary & non-binding proposal

Board of Directors

The initial directors of the New Board shall consist of five (5) directors, who shall include (a) the chief executive officer of Parent and (b) four (4) other directors (including the Chairman of the New Board) selected by the Required Consenting Noteholders.  Subject to Section 15 of the Support Agreement, the Company shall reimburse all reasonable fees and expenses of a search firm retained by counsel to the Consenting Noteholders to assist the Consenting Noteholders in identifying candidates for the New Board.

Management Incentive Plan	Separately Disclosed in “MIP and Existing Equity Allocation Presentation”.
Value Creation Plan

On the Plan Effective Date, and in addition to the foregoing, reorganized Parent shall enter into a value creation plan (the “Value Creation Plan”), which shall provide for the distribution of ~~up to~~ an additional 4.0% of the New Equity Interests on a fully diluted basis on the terms and conditions set forth below (the “Value Creation Plan Units”).

The Value Creation Plan Units shall be awarded pursuant to the Allocation Formula (without any holdback).  The Value Creation Plan Units shall be structured as non-transferrable restricted stock units that vest upon a single date certain that is the earlier of (i) the date of a liquidity event or monetization event involving the Company or (ii) the date that is four (4) years from the Plan Effective Date (the “Vesting Date”).  The Value Creation Plan Units will vest only to the extent Parent’s equity value on the Vesting Date has increased over Parent’s mid-point equity value on the Plan Effective Date as provided in the Disclosure Statement (the “Base Equity Value”) over certain hurdles calculated by reference to an internal rate of return (the “IRR Hurdles”), as described below: [1]

[1]	For illustrative purposes, based on a hypothetical mid-point equity value on the Plan Effective Date of $200 million.

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SUBJECT TO FRE 408

CONFIDENTIAL

~~Milbank~~Latham Draft: ~~5/1/16~~5/3/16

preliminary & non-binding proposal

The Base Equity Value shall be determined by the Company in good faith in consultation with the Required Consenting Noteholders.  The equity value of Parent upon the Vesting Date shall be determined in good faith by the New Board~~.~~ in consultation with the chief executive officer based on a valuation report prepared by an independent third party valuation firm.

~~Individuals~~Except for termination due to death or disability, termination without cause, termination for good reason or change of control, or non-renewal of the applicable employment agreement (each of which shall constitute a monetization event), individuals must be employed on the Vesting Date to receive any consideration under the Value Creation Plan on the Vesting Date.  ~~To~~Subject to the foregoing, to the extent any holder of Value Creation Plan Units is no longer employed by the Company before the Vesting Date, his or her entitlements with respect to any Value Creation Plan Units shall be forfeited.

Any shares of New Equity Interests acquired pursuant to the Management Incentive Plan and/or the Value Creation Plan shall dilute the shares of New Equity Interests otherwise distributed pursuant to the Plan, including pursuant to the conversion or other exercise of the Warrants.

Releases & Exculpation

The Plan and Confirmation Order will contain customary mutual releases and other exculpatory provisions in favor of the Company, the Consenting Noteholders, the Indenture Trustees, the Noteholders, the Existing Equityholders that provide a release, and each of their respective current and former affiliates, subsidiaries, members, professionals, advisors, employees, directors, and officers, in their respective capacities as such.  Such release and exculpation shall include, without limitation, any and all claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, including any derivative claims and avoidance actions, of the Company, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Company would have been legally entitled to assert in its own right (whether individually or collectively), or on behalf of the holder of any claim or equity interest (whether individually or collectively) or other entity, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place at any time prior to or on the Plan Effective Date arising from or related in any way in whole or in part to the Company, the Revolving Loan Agreement, the Indentures, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Company, the subject matter of, or the transactions or events giving rise to, any claim or equity interest that is treated in the Plan, or the negotiation, formulation, or preparation of the Definitive Documents or related agreements, instruments, or other documents, in each case other than claims, actions, or liabilities arising out of or relating to any act or omission that constitutes willful misconduct, actual fraud, or gross negligence as determined by final order of a court of competent jurisdiction.  To the maximum extent permitted by applicable law, any such releases shall bind all parties who affirmatively vote to accept the Plan, those parties who abstain from voting on the Plan if they fail to opt-out of the releases, and those parties that vote to reject the Plan unless they opt-out of the releases.

Injunction & Discharge	The Plan and Confirmation Order will contain customary injunction and discharge provisions.

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SUBJECT TO FRE 408

CONFIDENTIAL

~~Milbank~~Latham Draft: ~~5/1/16~~5/3/16

preliminary & non-binding proposal

Cancellation of Instruments, Certificates, and Other Documents

On the Plan Effective Date, except to the extent otherwise provided herein or in the Plan, all instruments, certificates, and other documents evidencing debt of or equity interests in Parent and its subsidiaries shall be cancelled, and the obligations of Parent and its subsidiaries thereunder, or in any way related thereto, shall be discharged.

Employee Compensation and Benefit Programs

Subject to the proviso below, all employment agreements and severance policies, and all employment, compensation and benefit plans, policies, and programs of the Company applicable to any of its employees and retirees, including, without limitation, all workers’ compensation programs, savings plans, retirement plans, SERP plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans listed on Schedule [A] attached hereto (collectively, the “Specified Employee Plans”), shall be assumed by the Company (and assigned to the reorganized Chaparral Parties, if necessary) pursuant to section 365(a) of the Bankruptcy Code, either by a separate motion filed with the Bankruptcy Court or pursuant to the terms of the Plan; provided that the employments agreements of [_____], [_____], and [_____] shall, as of the Plan Effective Date, be amended and restated as provided on Exhibit [__], [__], and [__], respectively, attached hereto and assumed by the Company (and assigned to the reorganized Chaparral Parties, if necessary) as amended and restated.  All claims arising from the Specified Employee Plans shall be unimpaired by the Plan.

Tax Issues

The Plan shall, subject to the terms and conditions of the Support Agreement, be structured to achieve a tax efficient structure, in a manner acceptable to the Company and the Required Supporting Noteholders.

Exemption Under Section 1145 of the Bankruptcy Code	The Plan and Confirmation Order shall provide that the issuance of any securities thereunder will be exempt from securities laws in accordance with section 1145 of the Bankruptcy Code.
[Registration Rights]	To be determined by the Required Consenting Noteholders.
[SEC Reporting]	To be determined by the Required Consenting Noteholders.
D&O Liability Insurance Policies, Tail Policies, and Indemnification

The Company shall maintain and continue in full force and effect all insurance policies (and purchase any related tail policies providing for coverage for at least a six-year period after the Effective Date) for directors’, managers’ and officers’ liability (the “D&O Liability Insurance Policies”).  The Company shall assume (and assign to the reorganized entities if necessary), pursuant to section 365(a) of the Bankruptcy Code, either by a separate motion filed with the Bankruptcy Court or pursuant to the terms of the Plan, all of the D&O Liability Insurance Policies and all indemnification provisions in existence as of the date of the Support Agreement for directors, managers and officers of the Company listed on Schedule [B] attached hereto (whether in by-laws, certificate of formation or incorporation, board resolutions, employment contracts, or otherwise, such indemnification provisions, “Indemnification Provisions”).  All claims arising from the D&O Liability Insurance Policies and such Indemnification Provisions shall be unimpaired by the Plan.

Swap Agreements

Termination or other disposition of all Swap Agreements on terms and conditions (including the amount of cash proceeds resulting therefrom) acceptable to the Company and the Required Consenting Noteholders.

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SUBJECT TO FRE 408

CONFIDENTIAL

~~Milbank~~Latham Draft: ~~5/1/16~~5/3/16

preliminary & non-binding proposal

Notice Procedures

The Company shall provide written notice and publication notice of the bar date and plan confirmation hearing to actual and potential holders of claims in a manner acceptable to the Required Consenting Noteholders.

Plan Effective Date	The effective date of the Plan, on which the Transaction shall be fully consummated in accordance with the terms and conditions of the Definitive Documents (the “Plan Effective Date”).
Conditions to Plan Effectiveness

The Plan shall contain customary conditions precedent to confirmation of the Plan and occurrence of the Plan Effective Date, some of which may be waived in writing by agreement of the Company and the Required Consenting Noteholders, in each case, subject to the consent rights provided for in the Support Agreement, including, among others:

(i)the Plan and Disclosure Statement and the other Definitive Documents (as applicable) shall be in form and substance consistent in all material respects with this Term Sheet and the Support Agreement and be otherwise approved consistent with the terms of section 3(b) of the Support Agreement;

(ii)the Bankruptcy Court shall have entered an order confirming the Plan in form and substance consistent in all material respects with this Term Sheet and the Support Agreement and otherwise be approved consistent with the terms of section 3(b) of the Support Agreement, and such order shall not have been stayed, modified or vacated;

(iii)all of the schedules, documents, supplements, and exhibits to the Plan and Disclosure Statement shall be in form and substance consistent in all material respects with this Term Sheet and the Support Agreement and otherwise be approved consistent with the terms of section 3(b) of the Support Agreement;

(iv)the Support Agreement shall have been assumed and shall be in full force and effect;

(v)all governmental approvals and consents, including Bankruptcy Court approval, that are legally required for the consummation of the Plan shall have been obtained, not be subject to unfulfilled conditions and be in full force and effect, and all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired; and

(vi)all Swap Agreements shall have been terminated or subject to other disposition (including with respect to the amount of cash proceeds resulting therefrom) as acceptable to the Company and the Required Consenting Noteholders.

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SUBJECT TO FRE 408

CONFIDENTIAL

~~Milbank~~Latham Draft: ~~5/1/16~~5/3/16

preliminary & non-binding proposal

Exhibit 1

Warrant Term Sheet

Shares Represented	7.5% of the New Equity Interests, subject to dilution only on account of the Management Incentive Plan and Value Creation Plan.
Strike Price

Struck at an equity value for Reorganized Parent that results in a 100% recovery of outstanding principal to holders of the Indenture Claims (i.e., equity value for Reorganized Parent of $1.208B plus accrued interest, as shown below and assuming an Effective Date of August ~~16~~, 2016).

Maturity	Four (4) years from the Effective Date.
Sale of Reorganized Company

In the event of a sale or other liquidity event occurring prior to the maturity date of the Warrants, the Warrants shall become exercisable for the transaction consideration or, if the transaction consideration is a cash amount below the strike price, cancelled.

Other Terms

The agreement governing the Warrants shall contain terms and conditions, including, without limitation, basic anti-dilution protection (against stock splits, stock dividends and similar events) customary for transactions of this type and otherwise acceptable to the Company and the Required Consenting Noteholders.

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SUBJECT TO FRE 408

CONFIDENTIAL

~~Milbank~~Latham Draft: ~~5/1/16~~5/3/16

preliminary & non-binding proposal

Exhibit 2

[Amended and Restated Employment Agreements]

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SUBJECT TO FRE 408

CONFIDENTIAL

~~Milbank~~Latham Draft: ~~5/1/16~~5/3/16

preliminary & non-binding proposal

Schedule A

~~[~~Specified Employee Plans~~]~~

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